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                                                                   Exhibit 23(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NetIQ Corporation of our report dated May 12, 1999, except as to Note 10, which is as of March 9, 2000, relating to the financial statements of Ganymede Software, Inc., which appears in Amendment No. 1 to the NetIQ Form S-4 dated April 3, 2000. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina

February 21, 2001